     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              ITT INDUSTRIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                   INDIANA                                       13-5158950
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                  4 WEST RED OAK LANE, WHITE PLAINS, NY 10604
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                         ITT INDUSTRIES INVESTMENT AND
                                SAVINGS PLAN FOR
                               SALARIED EMPLOYEES
                            (FULL TITLE OF THE PLAN)
                               ------------------

  KATHLEEN S. STOLAR, VICE PRESIDENT, SECRETARY AND ASSOCIATE GENERAL COUNSEL
                              ITT INDUSTRIES, INC.
                              4 WEST RED OAK LANE
                             WHITE PLAINS, NY 10604
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (914) 641-2000

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                      PROPOSED            PROPOSED
                                       AMOUNT          MAXIMUM             MAXIMUM            AMOUNT OF
       TITLE OF SECURITIES             TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
        TO BE REGISTERED*           REGISTERED**    PER SHARE***      OFFERING PRICE***          FEE
------------------------------------------------------------------------------------------------------------
Common Stock ($1 par value per
  share)..........................   12,000,000        $32.34           $388,080,000         $102,453.12
                                       shares
Series A Participating Cumulative
  Preferred Stock Purchase
  Rights..........................   12,000,000
                                      rights+
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

       * In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      ** In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

     *** Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based upon the average of the high and low sale prices of the Common Stock as reported in the consolidated reporting system for July 17, 2000.

       + The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is the successor to ITT Corporation, a Delaware corporation ("ITT"). The following documents filed by the Company, by ITT in the case of item (c), and by the ITT Industries Investment and Savings Plan for Salaried Employees (the "Plan") in the case of item (e), with the Securities and Exchange Commission (the "Commission") (File No. 1-5627) are hereby incorporated by reference in this registration statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1999;

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
     2000;

          (c) Proxy Statement for the Special Meeting of Shareholders on September 21, 1995 (Filed with the Commission on August 28, 1995);

          (d) Form 8-A dated December 20, 1995; and

          (e) Annual Report on Form 11-K for the year ended December 31, 1999.

     All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The audited financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to the report dated January 24, 2000 included in ITT Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, which includes an explanatory paragraph with respect to the change in the method of accounting for reengineering costs incurred in connection with the development and installation of software for internal use in 1997 as discussed in Note 2 to the financial statements

     Robert W. Beicke, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5(a) hereto, is an employee of the Company and participates in certain of its stock benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that the Company may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Company) because the individual is or was a director, officer, employee or agent of the Company against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The

Company's By-laws provide for the above indemnification of directors and officers. Reference is made to the Company's By-laws filed with the Company's Form 10-K Annual Report for the year ended December 31, 1999. In addition, Sections 23-1-37-9 and 23-1-37-13 of the IBCL provide that the Company, unless limited by its Articles of Incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Articles of Incorporation do not limit the indemnification provided by the IBCL. Reference is made to the Company's Restated Articles of Incorporation filed with the Company's Form 10-Q for the quarterly period ended June 30, 1997.

     The Company also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into an indemnification agreement with each of its outside directors. Under its form of indemnification agreement, the Company agrees to indemnify such directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Company as in effect on the date of such agreement; and (iii) in the event the Company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints VINCENT
A. MAFFEO, ROBERT W. BEICKE and KATHLEEN S. STOLAR, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, AND BY THE UNDERSIGNED IN THE CAPACITY INDICATED, IN THE CITY OF WHITE PLAINS AND STATE OF NEW YORK ON THIS 20TH DAY OF JULY, 2000.

                                          ITT Industries, Inc.

                                          By:         EDWARD W. WILLIAMS
                                            ------------------------------------
                                                     Edward W. Williams
                                                Vice President and Corporate
                                                          Controller
                                               (Principal Accounting Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

TRAVIS ENGEN                                                Chairman and Chief       July 11, 2000
-----------------------------------------------------     Executive and Director
Travis Engen
(Principal Executive Officer)

DAVID J. ANDERSON                                       Senior Vice President and    July 11, 2000
-----------------------------------------------------             Chief
David J. Anderson                                           Financial Officer

RAND V. ARASKOG                                                  Director            July 11, 2000
-----------------------------------------------------
Rand V. Araskog

CURTIS J. CRAWFORD                                               Director            July 11, 2000
-----------------------------------------------------
Curtis J. Crawford

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                                                                 Director            July 11, 2000
-----------------------------------------------------
Michel David-Weill

CHRISTINA A. GOLD                                                Director            July 11, 2000
-----------------------------------------------------
Christina A. Gold

RAYMOND W. LEBOEUF                                               Director            July 11, 2000
-----------------------------------------------------
Raymond W. LeBoeuf

EDWARD C. MEYER                                                  Director            July 11, 2000
-----------------------------------------------------
Edward C. Meyer

LINDA S. SANFORD                                                 Director            July 11, 2000
-----------------------------------------------------
Linda S. Sanford

                                                                 Director            July 11, 2000
-----------------------------------------------------
Sidney Taurel

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, and State of New York, on the 20th day of July, 2000.

                                          ITT Industries Investment and
                                          Savings Plan for Salaried Employees

                                          By:          THOMAS R. MASKERY
                                            ------------------------------------
                                                     Thomas R. Maskery
                                                       Administrator

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Industries, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 on the consolidated financial statements of ITT Industries, Inc. and subsidiaries included in ITT Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and our report dated June 14, 2000 included in the ITT Industries Investment and Savings Plan for Salaried Employees' Annual Report on Form 11-K for the year ended December 31, 1999 and to all references to our firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Stamford, CT
July 20, 2000

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                                       LOCATION
-------                           -----------                                       --------
 4. (a)  ITT Industries, Inc.'s Restated Articles of Incorporation.....  Incorporated by reference to
                                                                           Exhibit 3(i) to ITT
                                                                           Industries' Form 10-Q for the
                                                                           quarterly period ended June
                                                                           30, 1997 (CIK No. 216228,
                                                                           File No. 1-5627).
   (b)   Form of Rights Agreement between ITT Indiana, Inc. and The
         Bank of New York, as Rights Agent.............................  Incorporated by reference to
                                                                           Exhibit 1 to ITT Industries'
                                                                           Form 8-A dated December 20,
                                                                           1995 (CIK No. 216228, File
                                                                           No. 1-5627).
   (c)   ITT Industries, Inc.'s By-laws, as amended....................  Incorporated by reference to
                                                                           Exhibit 3(c) to ITT
                                                                           Industries' Form 10-K Annual
                                                                           Report for the year ended
                                                                           December 31, 1999 (CIK No.
                                                                           216228, File No. 1-5627).
 5. (a)  Opinion re legality...........................................  Filed herewith.
   (b)   Internal Revenue Service determination letter.................  The Registrant will submit amendments to the Plan to the
                                                                           Internal Revenue Service (the
                                                                           "IRS") in a timely manner and
                                                                           will make all changes
                                                                           required by the IRS to
                                                                           maintain the qualification of
                                                                           the Plan.
15.      Letter re unaudited interim financial information.............  Not applicable.
23.      Consents of experts and counsel...............................  The consent of independent public accountants is filed
                                                                           herewith. The consent of
                                                                           counsel is incorporated by
                                                                           reference to Exhibit 5(a)
                                                                           filed herewith.
24.      Power of attorney.............................................  See page II-4 of this registration statement.
99.      Additional exhibits...........................................  None.